Exhibit 10.7

Comverse, Inc.

2012 Stock Incentive Compensation Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made effective from and after the date of grant as specified in the Electronic Grant Acceptance Web Page (the “Date of Grant”) by and between Comverse, Inc., a Delaware corporation (with any successor, the “Company”), and the person to whom the Electronic Grant Acceptance Web Page (the “Notice of Grant”) is addressed (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Comverse, Inc. 2012 Stock Incentive Compensation Plan as amended from time to time (the “Plan”), and the country specific Addendum (if applicable), each of which is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Stock Unit Award. Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units (the “RSUs”) indicated in the Notice of Grant. Each RSU represents one notional Share.

2. Settlement of RSUs. On each Vesting Date (as defined below) or as soon as practicable, but no later than sixty (60) days, thereafter, the Company shall deliver to the Participant one or more certificates (or provide for book-entry) representing the number of Shares equal to the number of RSUs which vested on such Vesting Date. The Company shall not be liable to the Participant for damages relating to any delays in issuing certificates, any loss of certificates, or any mistakes or errors in issuance of the certificates or in the certificates themselves (or book entries, respectively, as the case may be). Prior to settlement, Participant shall make arrangements with the Committee for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such settlement in accordance with the terms of the Plan and this Award Agreement in accordance with Section 13 below.

3. Vesting of RSUs.

(a) Subject to the Participant’s Continuous Service through the applicable Vesting Date, the RSUs shall vest pursuant to the following set forth on the Notice of Grant (each, a “Vesting Date”):

4. Termination of Service.

If the Participant’s Continuous Service is terminated for any reason, the RSUs, to the extent not then vested, shall be forfeited by the Participant without any consideration.

5. No Right to Continued Service. The granting of the RSUs evidenced hereby and this Award Agreement shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Continuous Service of the Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Continuous Service of such Participant.

6. Rights as a Stockholder. The Participant shall have none of the rights of a shareholder of the Company (including, without limitation dividend rights) unless and until the RSUs are settled for Shares.

7. Data Protection. The Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

8. Securities Laws/Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9. Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No transfer shall be permitted for value or consideration. No such permitted transfer of the RSUs to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

10. Restrictive Covenants.1

(a) Confidentiality. The Participant shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or an Affiliate, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he or she acquires during the period of employment, including, without limitation, records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his or her work as an employee of the Company or an Affiliate, (ii) when required to do so by a court of law, governmental agency or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information or (iii) as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 10(a). The Participant hereby sells, assigns and transfers to the Company all of his or her right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the “Rights”) that, during his or her employment, are made or conceived by him or her, alone or with others, and that relate to the Company or an Affiliate’s present business or arise out of any work he or she performs or information he or she receives regarding the business of the Company or an Affiliate while employed by the Company or an Affiliate. The Participant shall fully disclose to the Company or an Affiliate as promptly as possible all information known or possessed by him or her concerning the Rights, and upon request by the Company or an Affiliate and without any further compensation in any form to him or her by the Company or an Affiliate, but at the expense of the Company or an Affiliate, execute all applications for patents and copyright registrations, assignments thereof and other applicable instruments and do all things that the Company or an Affiliate may reasonably deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights. The Participant hereby agrees that prior to or immediately following his

[1]	This language only to be included for a Participant who had this language in their prior award.

or her termination of employment he or she shall return all Company property in his or her possession (and signing a written acknowledgement to this effect), including but not limited to all computer software, computer access codes, laptops, cell phone, Blackberries, keys and access cards, credit cards, vehicles, telephones, office equipment and all copies (including drafts) of any documentation or information (however and wherever stored) relating to the business of the Company or an Affiliate.

(b) Non-compete; Non-solicitation. For and in consideration of the compensation to be paid by the Company pursuant to the terms hereof, and in recognition of the fact that the Participant will have access to confidential information and other valuable rights of the Company or an Affiliate, the Participant covenants and agrees that he will not, at any time during his employment with the Company or an Affiliate and for a period of twelve (12) months thereafter, directly or indirectly, engage in any business or in any activity related to the development, sale, production, manufacturing, marketing or distribution of products or services that are in competition with products or services that the Company, its parent company or any of their subsidiaries (in the case of other subsidiaries of the parent company, to the extent Grantee has had access to Confidential Information of such subsidiaries) produces, sells, manufactures, markets, distributes or has interest in, in any state or foreign country in which the Company, its parent company or any of their subsidiaries (in the case of other subsidiaries of the parent company, to the extent the Participant has had access to Confidential Information of such subsidiaries) then conducts business or reasonably has plans to conduct business. It is not the intent of this covenant to bar the Participant from employment in any company whose general business is the manufacture of communications equipment or delivery of communications services, only to limit specific and direct competition with the Company. Notwithstanding the foregoing, nothing contained in this Award Agreement shall prevent the Participant from being an investor in securities of a competitor listed on a national securities exchange or actively traded over-the-counter so long as such investments are in amounts not significant as compared to his total investments or to the aggregate of the outstanding securities of the issuer of the same class or issue of the specific securities involved. The Participant further agrees that during his employment by the Company or an Affiliate and for a period of twelve (12) months thereafter, the Participant shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, an exempt employee of the Company or an Affiliate to accept employment or affiliation with another firm or corporation engaging in such business or activity of which the Participant is an employee, owner, partner or consultant.

(c) Scope. The Company and the Participant agree that the duration and geographic scope of the Restrictive Covenant provision set forth in this Section 10 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Company and the Participant agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Company and the Participant intend that this provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

(d) Clawback. If the Participant violates the requirements of Section 10 of this Award Agreement, then in addition to all remedies in law and/or equity available to the Company, Participant shall forfeit all unvested RSUs and vested RSUs for which delivery of the underlying Shares has not occurred. In addition, with respect to RSUs for which Shares were previously issued to the Participant pursuant to Section 2 hereof, the Participant shall immediately pay to the Company the Fair Market Value of such Shares on the date(s) such RSUs vested, without regard to any taxes that may have been deducted from such amount.

11. Adjustment of RSUs. Adjustments to the RSUs shall be made in accordance with the terms of the Plan.

12. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs, their grant, vesting, delivery or otherwise and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

13. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: Secretary, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

14. Entire Agreement. The Award Agreement, the Notice of Grant, the Country Specific Addendum (if applicable), and the Plan, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

15. Waiver. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

16. Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the RSUs pursuant to this Agreement.

17. Successors and Assigns. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

18. Choice of Law; Jurisdiction; Waiver of Jury Trial. THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AWARD AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AWARD AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AWARD AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AWARD AGREEMENT.

19. RSUs Subject to Plan. By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Award Agreement.

21. Amendment. The Committee may amend or alter this Award Agreement and the RSUs granted hereunder at any time; provided that, subject to Articles 11, 12, and 13 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Award Agreement or with respect to the RSUs.

22. Fractional Shares. Fractional shares shall not be issued and any rights thereto shall be forfeited without consideration.

23. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24. Headings. Section and sub-section headings are for convenient reference only and shall not control or affect the meaning of construction of any of its provisions.

25. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

26. No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Committee and the Company make no guarantees regarding the tax treatment of the RSUs. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A, Section 457A or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant (or their beneficiaries) with respect thereto.

27. Compliance with Section 409A. The Company intends that the RSUs be structured in compliance with, or to satisfy an exemption from, Section 409A, such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the RSUs. In the event the RSUs are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under this Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below) (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid on the date that immediately follows the end of such six (6) month period (or, if earlier, within 10 business days following the date of death of the specified employee) or as soon as administratively practicable within 60 days thereafter, but in no event later than the end of the applicable taxable year. A termination of Continuous Service shall not be deemed to have occurred for purposes of any provision of the Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Continuous Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of Continuous Service” or like terms shall mean “separation from service.”

28. Acknowledgement. This Award has been granted in replacement of the Restricted Stock Unit Award previously granted to the Participant under the Comverse Technology, Inc. 2011 Stock Incentive Compensation Plan or a predecessor plan (each, a “CTI Plan”), pursuant to a Restricted Stock Unit Award Agreement under a CTI Plan (the “Prior Award”). This Award is granted in replacement of the Prior Award based upon the action of the Committee of CTI as authorized under the CTI Plan to make adjustments to outstanding awards in connection with a spin-off transaction involving the Company. In accepting this Award, the Participant understands and acknowledges that the Participant’s rights under this Award are in full satisfaction of the Participant’s rights to the outstanding portion of the Prior Award, which is hereby cancelled and superseded.

*****************************************